Exhibit 10.2
FIRST AMENDMENT TO
THE THIRD AMENDED AND RESTATED
SYSCO CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
     THIS FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED SYSCO CORPORATION EXECUTIVE DEFERRED COMPENSATION PLAN (this “Amendment”).
     WHEREAS, Sysco Corporation (the “Company”) has adopted that certain Third Amended and Restated Sysco Corporation Executive Deferred Compensation Plan (the “Plan”) pursuant to a plan document effective generally as of January 1, 2005; and
     WHEREAS, the Board of Directors of the Company has determined to amend the Plan to change its definition of “MIP Bonus” to include any performance bonus payable under the Sysco Corporation 2006 Supplemental Performance Based Bonus Plan.
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of July 2, 2006:
(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)
     1. Article I of the Plan is hereby amended by deleting the existing definition of “MIP Bonus” in its entirety and replacing it with the following:
“MIP Bonus. ‘MIP Bonus’ means a bonus awarded or to be awarded to the Participant under (i) the Management Incentive Plan; and/or (ii) the Sysco Corporation 2006 Supplemental Performance Based Bonus Plan, as may be amended from time to time, and any successor plan with respect to a given Plan Year ending after July 1, 2006.”
     2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 12th day of September, 2006, effective as set forth herein.

SYSCO CORPORATION
By:	/s/ Michael C. Nichols
	Name:	Michael C. Nichols
	Title:	Senior Vice President, General Counsel and Corporate Secretary

ATTEST:

By:	/s/ Thomas P. Kurz Title: Assistant Secretary